Exhibit 24.1


                               POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each undersigned director of CADMUS COMMUNICATIONS CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia (the "Corporation") hereby constitutes and appoints C. Stephenson Gillispie, Jr. and Bruce V. Thomas (with full power to each of them to act alone) as true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933 of common stock of the Corporation in connection with stock options and other awards issued by the Corporation under its 1990 Long Term Incentive Stock Plan, as amended; granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, each undersigned director has hereunto set his hand and seal, as of the date specified.


Dated:    November 9, 1994.



/s/ Robert I. Dalton, Jr.          /s/ Frank Daniels, III
Robert I. Dalton, Jr.              Frank Daniels, III


/s/ Lee P. Dudley                  /s/ C. Stephenson Gillispie, Jr.
Lee P. Dudley                      C. Stephenson Gillispie, Jr.


/s/ Price H. Gwynn, III            /s/ Frank G. Louthan, Jr.
Price H. Gwynn, III                Frank G. Louthan, Jr.


/s/ John D. Munford, II            /s/ John C. Purnell, Jr.
John D. Munford, II                John C. Purnell, Jr.


/s/ Russell M. Robinson, II        /s/ John W. Rosenblum
Russell M. Robinson, II            John W. Rosenblum


/s/ Wallace Stettinius             /s/ Bruce A. Walker
Wallace Stettinius                 Bruce A. Walker